SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2009

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

 On March 27, 2009, Charter Communications, Inc. and certain of its subsidiaries and affiliates (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code.  The Chapter 11 cases are being jointly administered under the caption In re Charter Communications, Inc., et al., Case No. 09-11435 (the “Chapter 11 Cases”).  The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

In connection with the Chapter 11 Cases, the Debtors intend to raise funds through the issuance of rights to purchase shares of new Class A Common Stock, per value $.001 per share, of Charter Communications, Inc. (“New Class A Stock”). These rights will be issued to certain existing holders of the 11.000% senior secured notes due October 1, 2015 issued by CCH I, LLC and CCH I Capital Corp. (“CCH I Notes”).  In particular, the rights will only be issued to those holders of CCH I Notes (“Eligible Holders”) that timely certify that they are “accredited investors” or “qualified institutional buyers” as such terms are defined in Rule 501 and Rule 144A, respectively, under the Securities Act of 1933, as amended (the “Securities Act”).  Existing holders of CCH I Notes that timely certify that they are not Eligible Holders (“Ineligible Holders”) will have the right to receive shares of New Class A Stock with a value equal to the value of the rights that such holders would have been offered if they were Eligible Holders.  In order to be an Eligible Holder or an Ineligible Holder, a holder of CCH I Notes must have held such CCH I Notes at the close of business on April 17, 2009.

Copies of the Investor Certificate pursuant to which the certifications described in the immediately preceding paragraph are to be made were disseminated through the facilities of The Depositary Trust Company on April 17, 2009.  In order to be “timely,” Investor Certificates must be properly completed and delivered by 5:00 p.m. Prevailing Eastern Time on May 11, 2009, as more fully set forth in the Investor Certificates.  Holders must timely complete the Investor Certificates in order to receive rights, in the case of Eligible Holders, or New Class A Stock in lieu of rights, in the case of Ineligible Holders. Holders of CCH I Notes should contact their broker, bank, or other nominee where they hold their CCH I Notes for more information.

The distribution dates of the rights and the New Class A Stock are not known at this time and are dependent upon, among other things, when the disclosure statement relating to the Chapter 11 Cases is approved.

Questions about the Investor Certificates can be directed to Financial Balloting Group at (646) 282-1800.

This Current Report on Form 8-K is not a solicitation of acceptance or rejection of a plan of reorganization.  Acceptances or rejections may not be solicited until a disclosure statement has been approved by the Bankruptcy Court.  A disclosure statement is being submitted for approval but has not been approved by the Bankruptcy Court.  The terms of any plan of reorganization, including the rights offering, may change and there are no assurances that the rights offering will be consummated.

This Current Report on Form 8-K is not an offer to sell any securities and is not soliciting an offer to buy any securities.  The rights offering and offering of the underlying New Class A Stock, when made, have not been registered under the Securities Act, or any state securities laws, and unless so registered may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The rights offering will be made only to Eligible Holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                        CHARTER COMMUNICATIONS, INC.

                         By: /s/ Kevin D. Howard
Date: April 22, 2009                                                                                       Name: Kevin D. Howard
                                                 Title: Vice President, Controller and Chief Accounting Officer